EXHIBIT 10.1

LICENSING AGREEMENT

This Licensing Agreement (“Agreement”) is made and entered into between McCoy Enterprise, LLC and Vectoris Pharma LLC, limited liability companies established under Delaware law (collectively, the “Licensor”) having their principal office at 10 High Court, Little Falls, New Jersey 07424 and Spring Creek Capital Corp., a corporation organized under the laws of Nevada (the “Licensee”), having its principal office at 120 Wall Street, Ste. 2401, NY, NY 10005. Each of the Licensor and Licensee are also referred to herein as a “Party” and cumulatively as the “Parties”.

Witnesseth that:

1.       Whereas, Licensor has the right to grant licenses for a formulation for non-invasive delivery of pharmaceutical agents: and

2.       Whereas Licensee wishes to obtain a license for the aforementioned products upon the terms & conditions hereinafter set forth:

Now, therefore, in consideration of the premises and the faithful performance of the covenants herein contained, the Parties agree as follows:

ARTICLE I - DEFINITIONS

For the purpose of this agreement, the following definitions shall apply:

1.     Product(s):  Buccal delivery system of homeopathic over-the-counter and prescription medications including oral insulin, including all improvements, enhancements and modifications of such systems developed at any time during the term of this Agreement.

2.      Confidential Proprietary Information:   Shall mean with respect to any Party all scientific, business or financial information relating to such Party, its subsidiaries or affiliates or their respective businesses, except when such information:

a. Becomes known to the other Party prior to receipt from such first Party;

b. Becomes publicly known through sources other than such first Party;

c. Is lawfully received by such other Party from a party other than the first Party; or

d. Is approved for release by written authorization from such first Party.

Each party agrees to maintain the confidentiality of the Confidential Proprietary Information of the other Party during the term of this Agreement and following its termination for any reason.

3.       Exclusive License: The term “Exclusive License” shall mean an Exclusive License for the Worldwide market, whereby Licensee’s rights are sole and entire and operate to exclude all others, including Licensor and its affiliates except as otherwise expressly provided herein. The Exclusive License shall include the right of Licensee to make, have made, produce, use, market, advertise, promote, distribute and sell the Products.

4.       Know-how:  Shall mean any and all technical data, information, materials, trade secrets and technology, including any improvements thereto, trade names, trademarks, service marks or other product names associated with the Products in any form in which the foregoing may exist, now owned or co-owned by or exclusively, semi-exclusively or non-exclusively licensed to Licensor prior to the date of this Agreement or hereafter acquired by Licensor during the term of this Agreement. The trade names, trademarks, service marks or other product names associated with the Products are set forth on Schedule A to this Agreement.

ARTICLE II- GRANT OF EXCLUSIVE LICENSE.

1.       Licensor hereby grants to Licensee the exclusive (Worldwide) license to make, have made, produce, use, market, advertise, promote, distribute and sell the Products described.

ARTICLE III- LICENSE PAYMENTS

1.       License Fee. In consideration for the exclusive license an being granted by Licensor to Licensee, Licensee agrees to issue to Licensor and/or its designated assigns, 4,900,000 shares of common stock, representing 49% of a newly formed corporation (“Newco”), which will be 51% owned by Spring Creek Capital Corp. on the Closing Date. The Closing Date shall mean the date that (a) this Agreement is signed by the Parties and (b) Licensor has received the shares.  The Products shall be marketed solely through Newco. Neither the Licensor nor the Licensee shall have the right to sell, transfer or assign all or any of its shares of Newco common stock  without first offering such shares to the other party at a price and on terms no less favorable than those offered to the third party to whom such shares are to be sold, transferred or assigned.

2.
Additional Consideration: In addition, McCoy Enterprises, LLC shall be granted 300,000 shares of Spring Creek Capital Corp (SCRK). Such shares shall not be registered under the Securities Act of 1933, as amended (the “Act”), or the securities laws of any state, and as such must be held indefinitely and may not be sold or transferred unless registered under the Act or unless an exemption from such registration exists.

ARTICLE IV - DILIGENCE

1.       Licensee shall use its best efforts to bring Licensed Products to market through Newco via a thorough, vigorous and diligent program and to continue active, diligent marketing efforts throughout the life of this Agreement.

2.       Licensee’s failure to perform in accordance with paragraph 1 of this ARTICLE VI shall be grounds for Licensor to terminate this Agreement, but Licensor must give Licensee not less than ninety (90) calendar days advance written notice during which time Licensee shall have the right to cure such failure to perform.

ARTICLE V - TERMINATION OF LICENSE

1.       Termination by Licensor.

Option of Licensor:  Licensor may, at its option, terminate this Agreement but only by giving not less than ninety (90) calendar day advance written notice to Licensee, but only in case of:

a.         Default in the performance of any other material obligation contained in this Agreement on the part of Licensee to be performed and such default shall continue for a period of ninety (90) calendar days after Licensor shall have given to Licensee written notice of such default.

b. Adjudication that Licensee is bankrupt or insolvent.

c.         The filling by Licensee of a petition of bankruptcy, or a petition or answer seeking reorganization, readjustment or rearrangement of its business or affairs under any law or governmental regulation relating to bankruptcy or insolvency.

d.          The appointment of a receiver of the business or for all or substantially all of the property of Licensee; or the making by Licensee of assignment or an attempted assignment for the benefit of its creditors; or the institution by Licensee of any proceedings for the liquidation or winding up of its business or affairs.

2.       Effect of termination.

Termination of this Agreement shall not in any way operate to impair or destroy any of Licensee’s or Licensor’s right  or remedies, either at law  or in equity, or to relieve Licensee of any of its obligations to pay royalties or to comply with any other of the obligations hereunder, accrued prior to the effective date of termination.

3.       Effect of delay, etc.

Failure or delay by Licensor to exercise its rights of termination hereunder by reason of any default by Licensee in carrying out any obligation imposed upon it by this Agreement shall not operate to prejudice Licensor’s right of termination for any other subsequent default by Licensee.

4.       Return of Licensed Product Rights.

Upon termination of this Agreement, all of the Licensed Product Rights shall be returned to Licensor in return for payment of the Licensee’s cost thereof by Licensor.

ARTICLE VI – TERM

Unless previously terminated as hereinbefore provided, the term of this Agreement shall be perpetual from and after the date hereof.

ARTICLE VII - NOTICES, ASSIGNEES

1.       Notices. Notices and payments required hereunder shall be deemed properly given if duly sent by first class mail and addressed to the parties at the addresses set forth above. The parties hereto will keep each other advised of address changes.

2.       Assignees, etc.  This Agreement shall be binding upon and shall inure to the benefit of the assigns of Licensor and upon and to the benefit of the successors of the entire business of Licensor, but neither this Agreement nor any of the benefits thereof nor any rights thereunder shall, directly or indirectly, without the prior written consent of Licensor, be assigned, divided, or shared by the Licensor to or with any other party or parties (except a successor of the entire business of the Licensee).

ARTICLE VIII - MISCELLANEOUS

1.       Governing Law. This Agreement is executed and delivered in The United States and shall be constructed in accordance with the laws of New York.

2.       No other understanding. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges all prior discussions between them.

3.       Representation regarding patents of third parties. Licensor represents and warrants to Licensee that the Licensed Product Rights manufactured, or used, under the exclusive license granted herein are free of claims of infringement of patent rights of any other person or persons. The Licensor warrants that it has title to the Licensed Product Rights from the inventors.

4.       Advertising.Licensee agrees that Licensee may not use in any way the name of Licensor or any logotypes or symbols associated with Licensor or the names of any researchers without the express written permission of Licensor.

5.       Confidentiality. The Parties agree to maintain discussions and proprietary information revealed pursuant to this agreement in confidence, to disclose them only to persons within their respective organizations having a need to know, and to furnish assurances to the other Party that such persons understand this duty on confidentiality.

6.       Disclaimer of Warranty.  Licensed Patent Rights is experimental in nature and it is provided WITHOUT WARRANTY OR REPRESENTATIONS OF ANY SORT, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OF NON-INFRINGEMENT. Licensor makes no representations and provides no warranty that the use of the Licensed Patent Rights will not infringe any patent or proprietary rights of third parties.

7.       Context and Construction.  Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the Parties, but rather as if all the parties had prepared the same.

8.       Counterparts.  This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a Party shall constitute a valid and binding execution and delivery of this Agreement by such Party. Such facsimile copies shall constitute enforceable original documents.

In witness whereof, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

The effective date of this Agreement is April 27, 2010.

McCoy Enterprise, LLC, Licensor

By: /s/ Randall E. McCoy
Name: Randall E. McCoy
Title: President

Vectoris Pharma LLC, Licensor

By: /s/ Randall E. McCoy
Name: Randall E. McCoy
Title: President

SPRING CREEK CAPITAL CORP., Licensee

By: /s/ Kelly T. Hickel
Name: Kelly T. Hickel
Title: CEO

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